THIRD AMENDMENT OF LOAN AGREEMENT AND

                            SECOND AMENDMENT OF NOTE

     THIRD AMENDMENT OF LOAN AGREEMENT AND SECOND AMENDMENT OF NOTE (as the same may be amended or otherwise modified from time to time, the "Amendment"), dated as of the 25th day of September, 1998, among FLEET BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 1133 Avenue of the Americas, 40th Floor, New York, New York 10036 ("Fleet"), FIRST AMERICAN BANK TEXAS, SSB, a Texas State Savings Bank, having an office at 14651 Dallas Parkway, Suite 400, Dallas, Texas 75240 ("FAB";

Fleet and FAB are, collectively, the "Lender"); CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, having an office at 475 Fifth Avenue, 21st Floor, New York, New York 10017 ("Borrower"); and FLEET, as Agent for the Lender.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Loan Agreement dated as of September 26, 1996 between Fleet and Borrower (as heretofore amended and as the same may further be amended or otherwise modified from time to time, the "Loan Agreement"), Fleet made a loan to Borrower in the original principal amount of up to Forty-Four Million and 00/100 ($44,000,000.00) Dollars (the "Loan");

     WHEREAS, the Loan is evidenced by that certain promissory note of even date with the Loan Agreement (as heretofore amended and as the same may further be amended or otherwise modified from time to time, the "Note") made by Borrower payable to the order of Fleet;

     WHEREAS, pursuant to that certain Intercreditor Agreement dated as of February 28, 1997 (as heretofore amended and as the same may further be amended or otherwise modified from time to time, the "Intercreditor Agreement") among Fleet, FAB and The Travelers Insurance Company ("Travelers") and consented to by Borrower, FAB and Travelers have become parties to the Loan Agreement and Fleet was appointed to act as Agent; and

     WHEREAS, Lender and Borrower desire to modify and amend the terms and provisions of the Loan Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lender, Borrower and Agent hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition and which are defined in the Loan Agreement are used herein with the meanings assigned to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby modified as follows:

     a. EXHIBIT C (which is referred to in SECTION 6.10(c) of the Loan Agreement) is hereby amended to provide for new Loan allocations for the Projects. Such revised Loan allocations are as follows:

REVISED LOAN ALLOCATIONS FOR PROJECTS

          (i)   Alamo Towers in San Antonio, Texas -- $6,575,800.

          (ii) 2.06 acre site in the Los Angeles Corporate Center, located in Monterey Park, California -- $847,700.

          (iii) 6.1 acre site at 7301 Northwest Highway, Oklahoma City, Oklahoma -- $1,862,000.

          (iv) 4.96 acre site in the Flatiron Industrial Park in the City of Boulder, Colorado -- $4,875,500.

          (v) 6.75 acre site in the Las Colinas Office Center, Irving, Texas -- $7,942,900.

          (vi) 5 acre site at 1001 Durham Avenue, South Plainfield, New Jersey -- $6,355,300.

          (vii) 475 Fifth Avenue, New York, New York -- $20,540,800.

     b. SECTION 1.01 is hereby modified to delete the reference to a principal sum of "FORTY-FOUR MILLION AND NO/100THS DOLLARS ($44,000,000)" and, to substitute in lieu thereof, a reference to "FORTY-NINE MILLION AND NO/100THS DOLLARS ($49,000,000)".

     c. To add the following as a new SECTION 2.11: "Borrower represents, warrants and covenants that Borrower has taken or shall timely take all reasonably necessary and appropriate steps to ascertain the extent of and, on a timely basis, adequately address the risk that computer applications used by Borrower and/or by Borrower's suppliers, vendors and customers may be unable to recognize or perform, without error, date-sensitive functions involving certain dates prior to and after December 31, 1999."

     d. SECTION 6.02 is hereby amended to delete the word "or" in the next to last line of the SECTION and add the following at the end of the SECTION after the word "Owner": ", or (viii) reimbursing the general partner of Borrower for amounts such general partner has advanced to Borrower to enable Borrower to pay for tenant buildout expenses and leasing costs".



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


     e.   SECTION 6.04 is hereby amended to:

          (i) delete the second sentence of the SECTION and, to substitute the following in lieu thereof: "Advances shall be limited to one Advance per month and shall be in minimum amounts of $100,000 and integral multiples of $10,000." and

          (ii) delete the reference to a principal amount of "Forty-Four Million Dollars ($44,000,000)" and, to substitute in lieu thereof, a reference to a principal amount of "Forty-Nine Million Dollars ($49,000,000)".

     f.   SECTION 6.12 is hereby amended to add the following at the end of the
          SECTION: "Any unsecured debt of Borrower owing to the general partner of Borrower on account of such expenses and costs is hereby permitted; provided, however, that in no event may any such unsecured debt owing to the general partner exceed $3,000,000. If requested by Lender, Borrower will cause the general partner to execute and deliver a subordination agreement reasonably satisfactory to Lender and Borrower."

     g. SECTION 6.17 is hereby deleted and the following is substituted in lieu thereof:

          "SECTION 6.17 Borrower's Distributions. (a) Provided no Default shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time or both, Borrower may distribute to its partners up to ninety percent (90%) of the sum of net income from real estate operations plus depreciation plus amortization plus or minus step rent adjustments (as shown on Borrower's financial statements and calculated in a manner consistent with its statement for the period ending December 31, 1997; such sum hereinafter referred to as "Cash From Operations"). Compliance with this covenant will be tested as of the last day of each fiscal quarter for the preceding twelve (12) consecutive calendar months. The foregoing covenant shall only apply to properties for such periods as such properties are Projects.

          (b) Provided that Lender has agreed to release its liens and security interests from one or more of the Projects pursuant to SECTION 6.10, and has so released the same, Borrower, in addition to distributions permitted under SECTION 6.17(a), may distribute to its partners the net proceeds from the sale or refinance of such Project(s).



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


          (c) The application of the compliance covenant set forth in SECTION 6.17(a) above shall be determined for each calendar quarter by taking the gross distributions made to partners of the Borrower during such calendar quarter and reducing same by the amount of any net proceeds from the sale or refinancing of any Project distributed to the partners of the Borrower during such calendar quarter; provided, however, that, in the event a distribution of such proceeds from the sale or refinancing of a Project is made all or substantially all in any one calendar quarter, such proceeds shall, for purposes of the application of the compliance covenant of SECTION 6.17(a), be deemed to have been distributed to the partners of the Borrower equally over the four calendar quarters of the year in which such net proceeds of sale or refinancing were realized.

     h. The definition of "Debt Service Coverage Ratio" is hereby deleted and the following is substituted in lieu thereof:

               "'Debt Service Coverage Ratio' shall mean Cash From Operations from the Projects (encumbered by the Mortgages at the time compliance with the covenant is being tested) plus fees paid to the general partners over and above commercially reasonable property management and fees (such sum the "Adjusted Cash From Operations") for the preceding twelve (12) consecutive calendar months divided by a constant amortization (principal and interest) payment assuming (i) the then outstanding principal balance of the Loan, (ii) a 300 month term and (iii) an annual interest rate equal to the sum of (a) the prevailing yield on the then most recently issued United States Treasury obligations having a maturity of five years and (b) 1.50%.

3.   Amendments to Note. The Note is hereby modified as follows:

     The reference on the first page of the Note to a "Principal Amount" of $44,000,000 is hereby amended to be a reference to a "Principal Amount" of $49,000,000.

4. Outstanding Loans. Borrower represents and warrants to Lender that, without giving effect to any Loan advances made concurrently with the execution and delivery of this Amendment, the outstanding principal amount of the Loan is $42,212,000, that there are no offsets, defenses or counterclaims to its obligations under the Loan Documents and to the extent that any such offsets, defenses or counterclaims exist without its knowledge, the same are hereby waived to the fullest extent permitted by law. Except as modified by this Amendment and by amendments to the other Loan Documents being executed and delivered



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


     concurrently herewith, the terms and provisions of the Loan Documents are hereby ratified and confirmed in all respects and continue in full force and effect.

5. Modifications. No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed by Borrower, Lender and Agent.

6. Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

7. Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Captions; Counterparts. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning. This Amendment may be signed in counterparts.


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



     IN WITNESS WHEREOF, Borrower, Lender and Agent have duly executed this Amendment, as of the date and year first above

                                            CORPORATE REALTY INCOME FUND

                                            I, L.P.

                                            By: /s/ Robert F. Gossett, Jr.
                                               ---------------------------------

                                            Robert F. Gossett, Jr.,

                                            General Partner

                                            By: 1345 REALTY CORPORATION,

                                            General Partner

                                            By: /s/ Robert F. Gossett, Jr.
                                               ---------------------------------

                                            Robert F. Gossett, Jr.,

                                            President

                                            FLEET BANK, NATIONAL ASSOCIATION,

                                            as a Lender and as Agent

                                            By: /s/ James E. Mirman
                                               ---------------------------------

                                            Title: Senior Vice President

                                            FIRST AMERICAN BANK TEXAS, SSB

                                            By: /s/ Jeffrey C. Schultz
                                               ---------------------------------

                                            Title: Vice President



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